Exhibit 99.1

Singular Genomics Appoints Genomics Research Pioneer Elaine R. Mardis, Ph.D., to Board of Directors

La Jolla, CA, January 6, 2022 – Singular Genomics Systems, Inc. (Nasdaq: OMIC), a company leveraging novel next-generation sequencing (NGS) and multiomics technologies to empower researchers and clinicians, today announced the addition of Elaine R. Mardis, Ph.D., to the Company’s Board of Directors. Dr. Mardis is a pioneering researcher internationally recognized in cancer genomics with a focus on the application of genomic technologies to improve the understanding of human disease and the precision of medical diagnosis, prognosis and treatment.

“We are thrilled to have Elaine join the Board of Directors. She brings the rare combination of world-class scientific, industry and governance talents to the role. As a preeminent researcher and leader in cancer genomics – whose work in DNA sequencing has led to significant advances in the understanding of genetic mutations and how they relate to cancer – Elaine will provide invaluable insights to our team,” said Drew Spaventa, Chairman and Chief Executive Officer of Singular Genomics. “Singular Genomics is a science and technology company first. In addition to a strong science and technical background, Elaine’s unique position as a leader in precision medicine who is driving clinical applications of genomics lends itself to our longer-term focus in delivering superior clinical sequencing solutions.”

Since 2016, Dr. Mardis has served as Co-Executive Director of the Institute of Genomic Medicine at Nationwide Children’s Hospital and holds the Steve and Cindy Rasmussen Endowed Chair in Genomic Medicine. She is also Professor of Pediatrics at The Ohio State University College of Medicine. Additionally, Dr. Mardis serves on the Supervisory Board, Science and Technology Committee, and the Compensation and Human Resources Committee at Qiagen. She is currently Deputy Editor for the peer-reviewed journal Disease Models and Mechanisms, Co-Editor-in-Chief of Cancer Research Communications, and Editor-in-Chief of Molecular Case Studies. Previously, Dr. Mardis was a member of the faculty of Washington University School of Medicine for 22 years. Dr. Mardis received her Bachelor of Science degree in zoology and her Ph.D. in chemistry and biochemistry, both from the University of Oklahoma. She has authored more than 380 articles in peer-reviewed journals, has contributed chapters for several medical textbooks, and is an elected member of the U.S. National Academy of Medicine.

“Following the recent launch of the G4 sequencing platform, Singular is well-positioned to become a leader in the next-generation sequencing space, with impressive technology and a strong team committed to improving human health,” said Dr. Mardis. “I look forward to working with Drew, the leadership team and the Board to support the continued evolution of Singular’s sequencing technologies which will help drive advances in science and medicine.”

About Singular Genomics Systems, Inc.

Singular Genomics is a life science technology company that is leveraging novel, next generation sequencing (NGS) and multiomics technologies to build products that empower researchers and clinicians. Our mission is to accelerate genomics for the advancement of science and medicine. Our Singular Sequencing Engine is the foundational platform technology that forms the basis of our products in development as well as our core product tenets: accuracy, speed, flexibility and power. We are currently developing two integrated solutions that are purpose built to target applications in which these core product tenets matter most. Our first integrated solution, the G4 sequencing platform, is targeted at the NGS market. Our second integrated solution in development, the PX, combines single cell analysis, spatial analysis, genomics and proteomics in one integrated instrument to offer a versatile multiomics solution. The G4 and PX sequencing platforms are both comprised of an instrument and an associated menu of consumable kits.

Forward-Looking Statements

Certain statements contained in this press release, other than historical information, may constitute forward-looking statements within the meaning of the Federal securities laws. Any such forward-looking statements are based on our management’s current expectations and are subject to a number of risks and uncertainties that could cause our actual future results to differ materially from our management’s current expectations or those implied by the forward-looking statements. These risk factors that may affect our future results of operations are identified and described in more detail in our filings with the SEC, including our Quarterly Report on Form 10-Q for period ended September 30, 2021, filed with the SEC on November 9, 2021. Accordingly, you should not rely upon forward-looking statements as predictions of future events or our future performance. Except as required by applicable law, we undertake no obligation to update publicly or revise any forward-looking statements contained herein, whether as a result of any new information, future events, changed circumstances or otherwise.

Investor Contact

Matt Clawson

949-370-8500

ir@singulargenomics.com

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